EXHIBIT 99.1

For Immediate Release

PARLUX RELEASES PRELIMINARY THIRD QUARTER RESULTS

Fort Lauderdale, Florida (February 4, 2008) - Parlux Fragrances, Inc. (Nasdaq: PARL) announced today that its results for the quarter and nine month period ended December 31, 2007. Net sales from continuing operations for the quarter increased to $44,543,788 compared to $43,416,309 in the same period of the prior year, an increase of 3%. Operating expenses from continuing operations were $21,896,502 compared to $26,312,768 in the prior year, a reduction of 17%. Operating income from continuing operations was $493,840 compared to a loss of $8,218,192 in the prior year. Net income for the three months ended December 31, 2007 was $182,681 compared to $17,938,864 in the prior year. The prior year period included net income of $23,402,021 from the Perry Ellis fragrance brand, and related assets, which were sold in December 2006, and is reported as discontinued operations.

Net sales from continuing operations for the nine month period ended December 31,2007 increased to $113,277,679 compared to $98,785,112 in the same period of the prior year, an increase of 15%. Operating expenses from continuing operations were $51,224,419 compared to $73,668,482 in the same period of the prior year, a reduction of 30%. The prior year included a $16,201,950 non-cash, share-based compensation charge in connection with the June 2006 stock split. Operating income from continuing operations was $3,936,495 compared to a loss of $29,049,432 in the prior year. Net income for the nine month period was $2,116,551 compared to $7,467,217 in the same prior year period, which included net income of $29,700,305 from discontinued operations during the period.

Neil Katz, Chairman and CEO, said: "Our focus on restructuring and strengthening the Company has provided a major turnaround, resulting in an operating income improvement from continuing operations of nearly $33 million in the nine month period. During this period, we significantly reduced operating expenses, while strengthening our organization. Notably, we have fully paid down our credit line and have generated cash on hand, significantly strengthened our working capital position and continued to reduce inventory levels. Concurrently, we remediated four internal control weaknesses previously reported."

"Additionally," Mr. Katz continued, "we completed centralizing all warehousing/shipping in our 200,000 sq. ft. New Jersey location and are moving this month into a new 20,000 sq. ft. headquarters office building, all of which will provide continuing savings for the future with a structural framework that will accommodate growth. Our core brands, Paris Hilton and GUESS?, led the way to strong sales increases in a very difficult retail environment. The introduction of our two new brands, Jessica Simpson and Nicole Miller, are on track for launch in the summer and fall of our next fiscal year, respectively. I am encouraged by our performance, and gratified by the support of our management team, suppliers and our customers."

Conference Call - The Company will hold a conference call on Monday, February 4, 2008 at 9:00 a.m. (EST) to discuss the Company's quarterly results and to provide additional outlook on the next quarter. To participate, please call: Participant Toll Free: 866-299-8690 or Participant International: 416-641-6139. A replay of the conference call will also be available thereafter until midnight February 18, 2008. To access the rebroadcast, Digital Replay Toll Free: 800-408-3053 or Digital Replay International: 416-695-5800 (Digital Pin: 3251525).

About Parlux Fragrances, Inc. - Parlux is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of GUESS?, Jessica Simpson, Nicole Miller, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund, and Fred Hayman Beverly Hills.

Certain Information Regarding Forward-Looking Statements - This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and Parlux's ability to introduce new products in a cost-effective manner, general economic conditions and continued compliance with the covenants in our credit facility. Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

PARLUX FRAGRANCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,
	2007	2006
Net sales:
Unrelated customers	$35,055,318	$29,738,731
Related customers	9,488,470	13,677,578
	4,543,788	43,416,309
Cost of goods sold:
Unrelated customers	17,143,476	18,078,930
Related customers	5,009,970	7,242,803
	22,153,446	25,321,733
Operating expenses	21,896,502	26,312,768
Operating income (loss) from continuing operations	493,840	(8,218,192)
Interest expense, net	(217,067)	(590,902)
Foreign exchange gain (loss)	11,875	(2,448)
Income (loss) from continuing operations before taxes	288,648	(8,811,542)
Income tax (provision) benefit	(109,686)	3,348,385
Net income (loss) from continuing operations	178,962	(5,463,157)
Discontinued operations:
Income from operations of Perry Ellis fragrance brand	5,999	37,745,195
Income tax provision related to Perry Ellis brand activity	(2,280)	(14,343,174)
Income from discontinued operations	3,719	23,402,021
Net income	$182,681	$17,938,864
Diluted earnings per common share:
Continuing operations	$0.01	$(0.30)
Discontinued operations	$0.00	$1.28
Total	$0.01	$0.98
Weighted average shares outstanding	20,754,364	18,270,745

PARLUX FRAGRANCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

(UNAUDITED)

	Nine Months Ended December 31,
	2007	2006
Net sales:
Unrelated customers	$65,493,977	$65,377,336
Related customers	47,783,702	33,407,776
	113,277,679	98,785,112
Cost of goods sold:
Unrelated customers	33,667,982	37,216,966
Related customers	24,448,783	17,443,561
	58,116,765	54,660,527
Operating expenses, including share-based compensation expense of $210,867 and $16,201,950 for 2007 and 2006, respectively	51,224,419	73,668,482
Gain on sale of property	—	494,465
Operating income (loss) from continuing operations	3,936,495	(29,049,432)
Interest expense, net	(1,071,394)	(2,125,124)
Other income, insurance recovery	497,770	—
Gain on sale of investment in affiliate	—	1,774,624
Foreign exchange gain	10,034	11,883
Income (loss) from continuing operations before taxes	3,372,905	(29,388,049)
Income tax (provision) benefit	(1,281,704)	7,154,961
Net income (loss) from continuing operations	2,091,201	(22,233,088)
Discontinued Operations:
Income from operations of Perry Ellis fragrance brand	40,887	47,903,718
Income tax provision related to Perry Ellis brand activity	(15,537)	(18,203,413)
Income from discontinued operations	25,350	29,700,305
Net income	$2,116,551	$7,467,217
Diluted earnings per common share:
Continuing operations	$0.10	$(1.23)
Discontinued operations	$0.00	$1.64
Total	$0.10	$0.41
Weighted average shares outstanding	20,532,613	18,135,154

CONDENSED CONSOLIDATED BALANCE SHEET DATA

	December 31, 2007	March 31, 2007
	(Unaudited)
Cash and cash equivalents	$12,334,633	$14,271
Trade receivables, net	33,189,362	25,540,686
Inventories	46,821,661	56,183,036
Other current assets	17,877,903	32,326,881
Current Assets	110,223,559	114,064,874
Inventories, non-current	8,143,000	17,392,000
Equipment and leasehold improvements, net	3,569,913	4,286,194
Trademarks and licenses, net	2,941,394	3,912,783
Other assets	2,591,587	5,240,580
Total Assets	$127,469,453	$144,896,431
Borrowings, current portion	$973,320	$17,697,616
Other current liabilities	13,544,572	16,907,338
Current Liabilities	14,517,892	34,604,954
Borrowings, less current portion	797,942	1,536,959
Total Liabilities	15,315,834	36,141,913
Stockholders' Equity	112,153,619	108,754,518
Total Liabilities and Stockholders' Equity	$127,469,453	$144,896,431

CONTACT: Parlux Fragrances, Inc. (954)316-9008
Neil J. Katz CEO Ext. 8116
Raymond J. Balsys CFO Ext. 8106